Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 27, 2015
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2015 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended September 30, 2015 and 2014:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $150.3 million, or $1.48 per diluted share, during the third quarter of 2015 as compared to $82.8 million, or $.82 per diluted share, during the comparable quarter of 2014. Net revenues increased 9.3% to $2.23 billion during the third quarter of 2015 as compared to $2.04 billion during the third quarter of 2014.

For the three-month period ended September 30, 2015, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased approximately 13% to $155.3 million, or $1.53 per diluted share, as compared to $137.5 million, or $1.36 per diluted share, during the third quarter of 2014.

As reflected on the Supplemental Schedule, included in our reported results during the third quarters of 2015 and 2014 are net unfavorable after-tax impacts of approximately $5.0 million, or $.05 per diluted share, during the third quarter of 2015 and $4.5 million, or $.04 per diluted share, during the third quarter of 2014, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals. In addition, included in our reported results during the three-month period ended September 30, 2014 was an aggregate after-tax charge of $50.2 million, or $.50 per diluted share, incurred in connection with a legal settlement ($27.6 million, or $.27 per diluted share) as well as the costs related to the extinguishment of debt in connection with financing transactions that occurred during the third quarter of 2014 ($22.6 million, or $.23 per diluted share).

Consolidated Results of Operations, As Reported and As Adjusted – Nine-month periods ended September 30, 2015 and 2014:

Reported net income attributable to UHS was $506.8 million, or $5.02 per diluted share, during the first nine months of 2015 as compared to $372.5 million, or $3.71 per diluted share, during the comparable period of 2014. Net revenues increased 11.6% to $6.73 billion during the first nine months of 2015 as compared to $6.03 billion during the comparable period of 2014.

For the nine-month period ended September 30, 2015, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, increased approximately 21% to $521.4 million, or $5.16 per diluted share, as compared to $429.8 million, or $4.28 per diluted share, during the first nine months of 2014.

As reflected on the Supplemental Schedule, included in our reported results during the first nine months of 2015 is a net unfavorable after-tax impact of approximately $14.6 million, or $.14 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals. As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2014 was a net aggregate after-tax charge of $57.2 million, or $.57 per diluted share, consisting of: (i) an aggregate net unfavorable after-tax impact of approximately $13.3 million, or $.13 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications; (ii) the above-mentioned aggregate after-tax charge of $50.2 million, or $.50 per diluted share, incurred in connection with a legal settlement and costs related to the extinguishment of debt that occurred during the third quarter of 2014, and; (iii) a favorable after-tax impact of $6.3 million, or $.06 per diluted share, resulting from a gain realized on the sale of a non-operating investment during the first quarter of 2014.

Acute Care Services – Three and nine-month periods ended September 30, 2015 and 2014:

During the third quarter of 2015, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 5.1% and adjusted patient days increased 5.6%, as compared to the third quarter of 2014. Net revenues at these facilities increased 7.2% during the third quarter of 2015 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 3.0% while net revenue per adjusted patient day increased 2.6% during the third quarter of 2015 as compared to the comparable quarter of 2014. On a same facility basis, the operating margin at our acute care hospitals decreased to 15.4% during the third quarter of 2015 as compared to 17.1% during the third quarter of 2014. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the EHR impact, as indicated on the Supplemental Schedule).

During the first nine months of 2015, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.5% and adjusted patient days increased 6.1%, as compared to the comparable period of 2014. Net revenues at these facilities increased 9.2% during the first nine months of 2015 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 4.1% while net revenue per adjusted patient day increased 3.5% during the first nine months of 2015 as compared to the comparable period of 2014. On a same facility basis, the operating margin at our acute care hospitals increased to 18.9% during the first nine months of 2015 as compared to 18.3% during the comparable period of 2014.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $322 million and $266 million during the three-month periods ended September 30, 2015 and 2014, respectively, and $872 million and $852 million during the nine-month periods ended September 30, 2015 and 2014, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $185 million and $129 million during the three-month periods ended September 30, 2015 and 2014, respectively, and $459 million and $460 million during the nine-month periods ended September 30, 2015 and 2014, respectively. Our acute care hospitals experienced an increase in the aggregate of charity care, uninsured discounts and provision for doubtful accounts, as a percentage of gross charges, during the third quarter of 2015, as compared to the third quarter of 2014. During the first nine months of 2015, as compared to the comparable period of 2014, our acute care hospitals experienced a decrease in the aggregate of charity care, uninsured discounts and provision for doubtful accounts, as a percentage of gross charges.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2015 and 2014:

During the third quarter of 2015, at our behavioral health care facilities on a same facility basis, adjusted admissions and adjusted patient days each increased 1.6% as compared to the third quarter of 2014. At these facilities, net revenue per adjusted admission and net revenue per adjusted patient day each increased 3.1% during the third quarter of 2015 over the comparable quarter in 2014. On a same facility basis, our behavioral health services’ net revenues increased 5.0% during the third quarter of 2015, as compared to the comparable quarter in 2014, and the operating margins were 27.5% and 27.6% during the three-month periods ended September 30, 2015 and 2014, respectively.

During the nine-month period ended September 30, 2015, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.8% while adjusted patient days increased 1.5% compared to the comparable period of 2014. At these facilities, net revenue per adjusted admission increased 1.4% and net revenue per adjusted patient day increased 3.7% during the first nine months of 2015 over the comparable period of 2014. On a same facility basis, our behavioral health services’ net revenues increased 5.5% during the first nine months of 2015, as compared to the comparable period of 2014, and the operating margins were 28.2% and 27.9% during the nine-month periods ended September 30, 2015 and 2014, respectively.

2015 Full Year Earnings Guidance Revision:

Based upon the operating trends and financial results experienced during the first nine months of 2015, our revised estimated range of adjusted net income attributable to UHS, for the year ended December 31, 2015, is $6.75 to $7.05 per diluted share. This revised guidance, which excludes the expected EHR impact for the year, maintains the lower end of the previously provided range of $6.75 to $7.15 per diluted share, and decreases the upper end of the range by approximately 1%.

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Acquisitions in August and October of 2015:

As previously announced:

•	In August, 2015, we acquired the stock of Alpha Hospitals Holdings Limited (“Alpha”) consisting of four behavioral health care hospitals with 305 beds located in the U.K. The acquisition of the Alpha hospitals increases our behavioral health care presence in the U.K. to 21 hospitals consisting of approximately 1,100 beds.

•	In October, 2015, we completed the acquisition of Foundations Recovery Network, LLC (“Foundations”). Through this acquisition, we have added 4 inpatient facilities consisting of 322 beds as well as 8 outpatient centers. In addition, there are over 140 expansion beds in progress. Foundations, one of the premier names in addiction treatment, is focused on treating adults with co-occurring addiction and mental health disorders through an evidence-based integrated treatment model in residential and outpatient settings.

Share Repurchase Program:

During the third quarter of 2014, our Board of Directors authorized a stock repurchase program whereby, from time to time as conditions allow, we may spend up to $400 million to purchase shares of our Class B Common Stock on the open market or in negotiated private transactions. In conjunction with this program, during the third quarter of 2015, we repurchased 543,380 shares at an aggregate cost of $72.0 million. Since inception of the program through September 30, 2015, we repurchased approximately 1.4 million shares at an aggregate cost of $166.4 million.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 28, 2015. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2014 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2015), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2014 and our Report on Form 10-Q for the quarterly period ended June 30, 2015. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

We incur health-care related taxes (“Provider Taxes”) imposed by states in the form of a licensing fee, assessment or other mandatory payment which are related to: (i) healthcare items or services; (ii) the provision of, or the authority to provide, the health care items or services, or; (iii) the payment for the health care items or services. Such Provider Taxes are subject to various federal regulations that limit the scope and amount of the taxes that can be levied by states in order to secure federal matching funds as part of their respective state Medicaid programs. We derive a related Medicaid reimbursement benefit from assessed Provider Taxes in the form of Medicaid claims based payment increases and/or lump sum Medicaid supplemental payments. Under these programs, including the impact of uncompensated care and upper payment limit programs, and the Texas Delivery System Reform Incentive program, we earned revenues (before Provider Tax assessments) of approximately $62 million and $53 million during the three-month periods ended September 30, 2015 and 2014, respectively, and $221 million and $180 million during the nine-month periods ended September 30, 2015 and 2014, respectively. These revenues were offset by assessments of $30 million and $21 million during the third quarters of 2015 and 2014, respectively, and $97 million and $71 million during the nine-month periods ended September 30, 2015 and 2014, respectively, which are recorded in other operating expenses on the attached Condensed Consolidated Statement of Income. Prior to 2015, these assessments were recorded as a reduction to our net revenues. Accordingly, to conform with current year presentation, these assessments were reclassified on our Condensed Consolidated Statement of Income for the three and nine-month periods ended September 30, 2014.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Pursuant to regulations, hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. We believe that all of our acute care hospitals have met the applicable meaningful use criteria and therefore are not subject to a reduced market basked update to the inpatient prospective payment standardized amount in federal fiscal year 2015. Under the HITECH Act, hospitals must continue to meet the applicable meaningful use criteria in each fiscal year or they will be subject to a market basket update reduction in a subsequent fiscal year.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014
Net revenues before provision for doubtful accounts	$2,439,071	$2,196,513	$7,271,852	$6,570,732
Less: Provision for doubtful accounts	211,416	157,796	543,640	541,935

Net revenues	2,227,655	2,038,717	6,728,212	6,028,797
Operating charges:
Salaries, wages and benefits	1,057,226	953,583	3,132,993	2,850,868
Other operating expenses	529,383	533,753	1,571,060	1,394,326
Supplies expense	242,259	222,708	721,979	662,280
Depreciation and amortization	99,442	93,456	295,697	277,506
Lease and rental expense	24,544	23,860	70,631	70,656
Electronic health records incentive income	(356)	(1,425)	(1,751)	(4,029)
Costs related to extinguishment of debt	0	36,171	0	36,171

	1,952,498	1,862,106	5,790,609	5,287,778

Income from operations	275,157	176,611	937,603	741,019
Interest expense, net	27,130	32,133	84,851	102,413

Income before income taxes	248,027	144,478	852,752	638,606
Provision for income taxes	84,373	48,440	293,371	224,102

Net income	163,654	96,038	559,381	414,504
Less: Income attributable to noncontrolling interests	13,367	13,241	52,602	41,958

Net income attributable to UHS	$150,287	$82,797	$506,779	$372,546

Basic earnings per share attributable to UHS (a)	$1.52	$0.84	$5.12	$3.77

Diluted earnings per share attributable to UHS (a)	$1.48	$0.82	$5.02	$3.71

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014
(a) Earnings per share calculation:
Basic and diluted:
Net income attributable to UHS	$150,287	$82,797	$506,779	$372,546
Less: Net income attributable to unvested restricted share grants	(82)	(17)	(221)	(164)

Net income attributable to UHS—basic and diluted	$150,205	$82,780	$506,558	$372,382

Weighted average number of common shares—basic	98,858	99,052	98,924	98,832

Basic earnings per share attributable to UHS:	$1.52	$0.84	$5.12	$3.77

Weighted average number of common shares	98,858	99,052	98,924	98,832
Add: Other share equivalents	2,301	1,981	1,987	1,643

Weighted average number of common shares and equiv.—diluted	101,159	101,033	100,911	100,475

Diluted earnings per share attributable to UHS:	$1.48	$0.82	$5.02	$3.71

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2015 and 2014

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended		Three months ended
	September 30, 2015		September 30, 2014
Net revenues before provision for doubtful accounts	$2,439,071		$2,196,513
Less: Provision for doubtful accounts	211,416		157,796

Net revenues	2,227,655	100.0%	2,038,717	100.0%
Operating charges:
Salaries, wages and benefits	1,057,226	47.5%	953,583	46.8%
Other operating expenses	529,383	23.8%	533,753	26.2%
Supplies expense	242,259	10.9%	222,708	10.9%
EHR incentive income	(356)	0.0%	(1,425)	-0.1%

	1,828,512	82.1%	1,708,619	83.8%

Operating income/margin (“EBITDAR”)	399,143	17.9%	330,098	16.2%
Lease and rental expense	24,544		23,860
Income attributable to noncontrolling interests	13,367		13,241

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	361,232	16.2%	292,997	14.4%
Depreciation and amortization	99,442		93,456
Costs related to extinguishment of debt	0		36,171
Interest expense, net	27,130		32,133

Income before income taxes	234,660		131,237
Provision for income taxes	84,373		48,440

Net income attributable to UHS	$150,287		$82,797

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2015		September 30, 2014
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS—including and excluding EHR impact:
Net income attributable to UHS	$150,287	$1.48	$82,797	$0.82
Plus/minus adjustments:
Litigation settlement, net of income taxes	—	—	27,570	0.27
Costs related to extinguishment of debt, net of income taxes	—	—	22,665	0.23

Subtotal after-tax adjustments to net income attributable to UHS	—	—	50,235	0.50

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$150,287	$1.48	$133,032	$1.32

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(356)		(1,425)
EHR-related depreciation & amortization, pre-tax	9,306		9,312
EHR-related minority interest in earnings of consolidated entities, pre-tax	(965)		(733)
Income tax provision on EHR-related items	(2,976)		(2,671)

After-tax impact of EHR-related items	5,009	0.05	4,483	0.04

Adjusted net income attributable to UHS	$155,296	$1.53	$137,515	$1.36

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2015 and 2014

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Nine months ended		Nine months ended
	September 30, 2015		September 30, 2014
Net revenues before provision for doubtful accounts	$7,271,852		$6,570,732
Less: Provision for doubtful accounts	543,640		541,935

Net revenues	6,728,212	100.0%	6,028,797	100.0%
Operating charges:
Salaries, wages and benefits	3,132,993	46.6%	2,850,868	47.3%
Other operating expenses	1,571,060	23.4%	1,394,326	23.1%
Supplies expense	721,979	10.7%	662,280	11.0%
EHR incentive income	(1,751)	0.0%	(4,029)	-0.1%

	5,424,281	80.6%	4,903,445	81.3%

Operating income/margin (“EBITDAR”)	1,303,931	19.4%	1,125,352	18.7%
Lease and rental expense	70,631		70,656
Income attributable to noncontrolling interests	52,602		41,958

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	1,180,698	17.5%	1,012,738	16.8%
Depreciation and amortization	295,697		277,506
Costs related to extinguishment of debt	0		36,171
Interest expense, net	84,851		102,413

Income before income taxes	800,150		596,648
Provision for income taxes	293,371		224,102

Net income attributable to UHS	$506,779		$372,546

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2015		September 30, 2014
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS—including and excluding EHR impact:
Net income attributable to UHS	$506,779	$5.02	$372,546	$3.71
Plus/minus adjustments:
Gain on sale of investment, net of income taxes	—	—	(6,330)	(0.06)
Litigation settlement, net of income taxes	—	—	27,570	0.27
Costs related to extinguishment of debt, net of income taxes	—	—	22,665	0.23

Subtotal after-tax adjustments to net income attributable to UHS	—	—	43,905	0.44

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$506,779	$5.02	$416,451	$4.15

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(1,751)		(4,029)
EHR-related depreciation & amortization, pre-tax	27,918		27,912
EHR-related minority interest in earnings of consolidated entities, pre-tax	(2,892)		(2,571)
Income tax provision on EHR-related items	(8,676)		(7,969)

After-tax impact of EHR-related items	14,599	0.14	13,343	0.13

Adjusted net income attributable to UHS	$521,378	$5.16	$429,794	$4.28

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014
Net income	$163,654	$96,038	$559,381	$414,504
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	(9,888)	4,712	(4,950)	12,922
Amortization of terminated hedge	(84)	(84)	(252)	(252)
Foreign currency translation adjustment	(2,304)	(2,506)	(96)	(2,506)

Other comprehensive income before tax	(12,276)	2,122	(5,298)	10,164
Income tax expense related to items of other comprehensive income	(3,742)	1,620	(1,530)	4,685

Total other comprehensive income, net of tax	(8,534)	502	(3,768)	5,479

Comprehensive income	155,120	96,540	555,613	419,983
Less: Comprehensive income attributable to noncontrolling interests	13,367	13,241	52,602	41,958

Comprehensive income attributable to UHS	$141,753	$83,299	$503,011	$378,025

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$39,523	$32,069
Accounts receivable, net	1,328,300	1,282,735
Supplies	112,718	108,115
Deferred income taxes	134,554	114,565
Other current assets	81,459	77,654

Total current assets	1,696,554	1,615,138

Property and equipment	6,515,914	6,212,030
Less: accumulated depreciation	(2,739,822)	(2,532,341)

	3,776,092	3,679,689

Other assets:
Goodwill	3,388,378	3,291,213
Deferred charges	35,113	40,319
Other	310,741	348,084

	$9,206,878	$8,974,443

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$84,883	$68,319
Accounts payable and accrued liabilities	1,102,616	1,113,062
Federal and state taxes	8,697	1,446

Total current liabilities	1,196,196	1,182,827

Other noncurrent liabilities	292,441	268,555
Long-term debt	3,009,954	3,210,215
Deferred income taxes	264,358	282,214
Redeemable noncontrolling interest	250,213	239,552
UHS common stockholders’ equity	4,133,099	3,735,946
Noncontrolling interest	60,617	55,134

Total equity	4,193,716	3,791,080

	$9,206,878	$8,974,443

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months
	ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net income	$559,381	$414,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	295,697	277,506
Stock-based compensation expense	30,145	22,713
Gains on sales of assets and businesses, net of losses	(1,037)	(7,837)
Write-off of deferred financing costs related to extinguishment of debt	0	19,730
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(60,877)	(98,193)
Accrued interest	(297)	6,547
Accrued and deferred income taxes	(12,568)	(18,392)
Other working capital accounts	(54,018)	59,613
Other assets and deferred charges	6,629	15,868
Other	13,140	(7,000)
Accrued insurance expense, net of commercial premiums paid	75,715	57,729
Payments made in settlement of self-insurance claims	(55,411)	(53,234)

Net cash provided by operating activities	796,499	689,554

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(269,578)	(309,361)
Proceeds received from sale of assets and businesses	2,744	15,178
Cash paid/reserved related to acquisition of property and businesses	(183,103)	(402,405)
Costs incurred for purchase and implementation of electronic health records application	0	(11,204)

Net cash used in investing activities	(449,937)	(707,792)

Cash Flows from Financing Activities:
Reduction of long-term debt	(207,371)	(842,543)
Additional borrowings	16,300	969,800
Financing costs	0	(13,413)
Repurchase of common shares	(129,862)	(63,292)
Dividends paid	(29,696)	(19,794)
Issuance of common stock	6,030	4,907
Excess income tax benefits related to stock-based compensation	29,287	30,242
Profit distributions to noncontrolling interests	(35,965)	(25,074)
Proceeds received from sale/leaseback of real property	12,765	0

Net cash (used in) provided by financing activities	(338,512)	40,833

Effect of exchange rate changes on cash and cash equivalents	(596)	(122)

Increase in cash and cash equivalents	7,454	22,473
Cash and cash equivalents, beginning of period	32,069	17,238

Cash and cash equivalents, end of period	$39,523	$39,711

Supplemental Disclosures of Cash Flow Information:
Interest paid, including early redemption premium and original issue discount write-off in 2014	$79,866	$98,670

Income taxes paid, net of refunds	$274,124	$212,148

Noncash purchases of property and equipment	$37,228	$25,326

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:

	% Change quarter ended 9/30/2015	% Change nine months ended 9/30/2015
Acute Care Hospitals
Revenues	7.2%	9.2%
Adjusted Admissions	5.1%	5.5%
Adjusted Patient Days	5.6%	6.1%
Revenue Per Adjusted Admission	3.0%	4.1%
Revenue Per Adjusted Patient Day	2.6%	3.5%
Behavioral Health Hospitals
Revenues	5.0%	5.5%
Adjusted Admissions	1.6%	3.8%
Adjusted Patient Days	1.6%	1.5%
Revenue Per Adjusted Admission	3.1%	1.4%
Revenue Per Adjusted Patient Day	3.1%	3.7%

UHS Consolidated

	Third quarter ended		Nine months ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Revenues	$2,227,655	$2,038,717	$6,728,212	$6,028,797
EBITDA (1)	361,232	292,997	1,180,698	1,012,738
EBITDA Margin (1)	16.2%	14.4%	17.5%	16.8%
Cash Flow From Operations	264,896	231,138	796,499	689,554
Days Sales Outstanding	55	56	54	56
Capital Expenditures	98,998	122,575	269,578	309,361
Debt			3,094,837	3,454,818
UHS’ Shareholders Equity			4,133,099	3,603,204
Debt / Total Capitalization			42.8%	48.9%
Debt / EBITDA (2)			1.95	2.59
Debt / Cash From Operations (2)			2.71	3.46
Acute Care EBITDAR Margin (3)	15.4%	17.1%	18.9%	18.3%
Behavioral Health EBITDAR Margin (3)	27.5%	27.6%	28.2%	27.9%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Three Months ended

September 30, 2015 and 2014

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	09/30/15	09/30/14	% change	09/30/15	09/30/14	% change
Hospitals owned and leased	24	24	0.0%	204	202	1.0%
Average licensed beds	5,842	5,769	1.3%	21,158	20,263	4.4%
Patient days	298,761	285,861	4.5%	1,455,450	1,381,789	5.3%
Average daily census	3,247.4	3,107.2	4.5%	15,820.1	15,019.4	5.3%
Occupancy-licensed beds	55.6%	53.9%	3.1%	74.8%	74.1%	0.9%
Admissions	65,288	62,749	4.0%	111,800	108,334	3.2%
Length of stay	4.6	4.6	0.4%	13.0	12.8	2.1%
Inpatient revenue	$4,115,598	$3,616,647	13.8%	$1,876,896	$1,678,222	11.8%
Outpatient revenue	2,444,456	2,058,148	18.8%	202,333	192,032	5.4%
Total patient revenue	6,560,054	5,674,795	15.6%	2,079,229	1,870,254	11.2%
Other revenue	90,753	84,541	7.3%	52,080	46,539	11.9%
Gross hospital revenue	6,650,807	5,759,336	15.5%	2,131,309	1,916,793	11.2%
Total deductions	5,329,234	4,587,776	16.2%	1,015,619	895,528	13.4%
Net hospital revenue before provision for doubtful accounts	1,321,573	1,171,560	12.8%	1,115,690	1,021,265	9.2%
Provision for doubtful accounts	185,232	128,913	43.7%	26,181	28,804	-9.1%
Net hospital revenue	$1,136,341	$1,042,647	9.0%	$1,089,509	$992,461	9.8%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	09/30/15	09/30/14	% change	09/30/15	09/30/14	% change
Hospitals owned and leased	24	24	0.0%	181	181	0.0%
Average licensed beds	5,842	5,769	1.3%	20,001	19,802	1.0%
Patient days	298,761	285,861	4.5%	1,376,854	1,350,744	1.9%
Average daily census	3,247.4	3,107.2	4.5%	14,965.8	14,682.0	1.9%
Occupancy-licensed beds	55.6%	53.9%	3.1%	74.8%	74.2%	0.9%
Admissions	65,288	62,749	4.0%	110,058	107,968	1.9%
Length of stay	4.6	4.6	0.4%	12.5	12.5	0.0%

(1)	Quail Run, Timberlawn of Garland and the UK facilities are excluded in both current and prior years.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Nine Months ended

September 30, 2015 and 2014

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	09/30/15	09/30/14	% change	09/30/15	09/30/14	% change
Hospitals owned and leased	24	24	0.0%	204	202	1.0%
Average licensed beds	5,823	5,776	0.8%	21,054	19,991	5.3%
Patient days	919,491	875,717	5.0%	4,362,069	4,104,323	6.3%
Average daily census	3,368.1	3,207.8	5.0%	15,978.3	15,034.2	6.3%
Occupancy-licensed beds	57.8%	55.5%	4.1%	75.9%	75.2%	0.9%
Admissions	195,925	187,587	4.4%	338,361	319,665	5.8%
Length of stay	4.7	4.7	0.5%	12.9	12.8	0.4%
Inpatient revenue	$12,633,298	$11,217,320	12.6%	$5,565,391	$4,973,633	11.9%
Outpatient revenue	7,132,212	6,083,715	17.2%	623,915	580,627	7.5%
Total patient revenue	19,765,510	17,301,035	14.2%	6,189,306	5,554,260	11.4%
Other revenue	268,398	173,227	54.9%	157,200	135,956	15.6%
Gross hospital revenue	20,033,908	17,474,262	14.6%	6,346,506	5,690,216	11.5%
Total deductions	16,128,232	13,959,584	15.5%	2,989,148	2,644,120	13.0%
Net hospital revenue before provision for doubtful accounts	3,905,676	3,514,678	11.1%	3,357,358	3,046,096	10.2%
Provision for doubtful accounts	458,879	460,319	-0.3%	84,644	82,049	3.2%
Net hospital revenue	$3,446,797	$3,054,359	12.8%	$3,272,714	$2,964,047	10.4%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	09/30/15	09/30/14	% change	09/30/15	09/30/14	% change
Hospitals owned and leased	24	24	0.0%	181	181	0.0%
Average licensed beds	5,823	5,776	0.8%	19,883	19,819	0.3%
Patient days	919,491	875,717	5.0%	4,139,144	4,069,666	1.7%
Average daily census	3,368.1	3,207.8	5.0%	15,161.7	14,907.2	1.7%
Occupancy-licensed beds	57.8%	55.5%	4.1%	76.3%	75.2%	1.4%
Admissions	195,925	187,587	4.4%	331,961	319,185	4.0%
Length of stay	4.7	4.7	0.5%	12.5	12.8	-2.2%

(1)	Quail Run, Timberlawn of Garland and the UK facilities are excluded in both current and prior years.